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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):   December 1, 2000

                          ---------------------------


                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


             Delaware                     001-14057              61-1323993
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)

                               One Vencor Place
                            680 South Fourth Street
                              Louisville, Kentucky
                    (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Items 1-4.  Not Applicable.

Item 5.  Other Events and Regulation FD Disclosure.

     Vencor, Inc., (the "Company") announced that it has filed its second amended plan of reorganization (the "Amended Plan") with the United States Bankruptcy Court for the District of Delaware (the "Court"). The Company intends to seek approval of the disclosure materials describing the Amended Plan at a hearing before the Court on December 6, 2000. If the disclosure materials are approved by the Court, the Company intends to begin the process of soliciting approval of the Amended Plan.

     The Amended Plan and the related plan documents represent the Company's best efforts to embody understandings that it has reached with all of its major creditor constituencies, including the United States government and its major landlord, Ventas, Inc. ("Ventas"). These agreements are extremely complex and remain subject to further negotiation between the parties that the Company expects to conclude prior to the hearing on the disclosure materials on December
6. All parties have reserved their right to determine whether or not they will vote for the Amended Plan and execute the related plan documents pending the outcome of these final negotiations and the completion of the final documentation.

     As noted, the Amended Plan also further revises the terms of the settlement of civil and certain administrative claims with the United States government. The Amended Plan does not make any other material changes to the previously filed plan of reorganization.

     The following is a summary of certain material provisions of the Amended Plan that affect Ventas. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Amended Plan, including all exhibits and documents described therein, as filed with the Court and as may otherwise be supplemented.

     Ventas will receive the following treatment under the Amended Plan:

     The four master leases with Ventas will be assumed and simultaneously amended as of the effective date of the Amended Plan (the "Amended Leases"). The principal economic terms of the Amended Leases are as follows:

          (a) A decrease of $52 million in the aggregate minimum rent from the annual rent as of May 1, 1999 to a new initial aggregate minimum rent of $174.6 million as of the first day of the first month after the effective date of the Amended Plan.

          (b) Minimum rent payable in cash will escalate at the annual rate of 3.5% for the period from May 1, 2001 through April 30, 2004. Thereafter, minimum rent payable in cash will escalate at an annual rate of 2%, plus a 1.5% annual accrued rent escalator (with an interest accrual at LIBOR plus 450 basis points). All accrued rent will be payable upon the repayment or refinancing of the new senior subordinated secured notes to be issued under the Amended Plan

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and at such time, the minimum rent payable in cash will escalate at the annual rate of 3.5% and there will be no further accrual feature.

          (c) A one-time option, that can be exercised by Ventas 5 1/4 years after the effective date of the Amended Plan, to reset the aggregate minimum rent under one or more of the Amended Leases to the then current fair market rental in exchange for a payment of $5 million (or a pro rata portion thereof if fewer than all of the Amended Leases are reset) to the Company.

          (d) Under the Amended Leases, the "Event of Default" provisions also will be substantially modified.

     In addition to the Amended Leases, Ventas will receive a distribution of 9.99% of the new common stock of the reorganized Company (subject to dilution from stock issuances occurring after the effective date of the Amended Plan).

     Ventas also will enter into a new tax escrow agreement with the Company as of the effective date that will provide for the escrow of a federal income tax refund received in 2000 and other federal, state and local refunds until the expiration of the applicable statutes of limitation for the auditing of the refund applications. The escrowed funds will be available for the payment of tax deficiencies during the escrow period except that all interest paid by the government in connection with any refund or earned on the escrowed funds will be distributed equally to the parties. At the end of the escrow period, the Company and Ventas will each be entitled to 50% of the proceeds in the escrow account.

     All agreements and indemnification obligations between the Company and Ventas, except those modified by the Amended Plan, will be assumed by the Company as of the effective date of the Amended Plan.

     In addition to the factors noted below, the confirmation and consummation of the Amended Plan are subject to a number of material conditions including, without limitation, the receipt of the requisite acceptances from various creditor classes to confirm the Amended Plan and the Court's determination that the Amended Plan satisfies the statutory requirements for confirmation under the bankruptcy code. There can be no assurance that the Amended Plan as submitted will be confirmed or consummated.

     A copy of the press release is included as an exhibit to this filing.

  Certain statements contained herein, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and

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include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete and/or consummate the Company's proposed plan of reorganization; the ability of the Company to operate pursuant to the terms of its debtor-in-possession financing; the Company's ability to satisfy the conditions to effectuate a restated debtor-in-possession financing; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of its Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the United States government concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

             Not applicable.

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

             Exhibit 99.1  Press Release dated December 1, 2000.

Items 8-9.  Not Applicable.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             VENCOR, INC.



Dated:  December 4, 2000                     By: /s/ Richard A. Lechleiter
                                                 -------------------------
                                                 Richard A. Lechleiter
                                                 Vice President, Finance,
                                                 Corporate Controller and
                                                 Treasurer

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